Exhibit (h)(4)(vii)

STERLING CAPITAL FUNDS

AMENDMENT TO

TRANSFER AGENCY AND BLUE SKY SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of [            ] by and between Sterling Capital Funds (formerly BB&T Funds) (the “Trust”) and BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Transfer Agency and Blue Sky Services Agreement dated as of December 18, 2006, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain transfer agency and blue sky services to the Trust.

B.	The Trust and BNY Mellon desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1. Amended and Restated Exhibit A to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit A attached hereto.

2. Miscellaneous.

(a) As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c) This Amendment shall be deemed to be a contract made in Massachusetts and governed by Massachusetts law, without regard to principles of conflicts of law.

(d) The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of February 1, 2011, as amended, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS

By:
Todd M. Miller
Vice President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, effective as of [ ] (except as otherwise noted below), is Exhibit A to the Transfer Agency and Blue Sky Services Fee Letter dated as of December 18, 2006, as amended, between Sterling Capital Funds and BNY Mellon Investment Servicing (US) Inc (the “Fee Letter”). This Exhibit A shall supersede all previous forms of Exhibit A to the Fee Letter.

PORTFOLIOS

Sterling Capital U.S. Treasury Money Market Fund

Sterling Capital Short-Term Bond Fund

Sterling Capital Intermediate U.S. Government Fund

Sterling Capital Select Equity Fund

Sterling Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital International Fund*

Sterling Capital International Index Fund**

Sterling Capital Strategic Allocation Conservative Fund

Sterling Capital Strategic Allocation Balanced Fund

Sterling Capital Strategic Allocation Growth Fund

Sterling Capital Prime Money Market Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital Equity Index Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Mid Value Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund

Sterling Capital Strategic Allocation Equity Fund

Sterling Capital Kentucky Intermediate Tax-Free Fund

Sterling Capital Maryland Intermediate Tax-Free Fund

Sterling Capital National Tax-Free Money Market Fund

Sterling Capital Special Opportunities Fund

Sterling Capital Equity Income Fund

Sterling Capital Small Value Fund

Sterling Capital Corporate Fund

Sterling Capital Securitized Opportunities Fund

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

*	Sterling Capital International Fund shall be removed from this Exhibit A upon its liquidation.
**	Sterling Capital International Index Fund shall be added to this Exhibit A upon effectiveness of its registration statement.

Accepted:

STERLING CAPITAL FUNDS

By:
Name:	Todd M. Miller
Title:	Vice President

5